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                                                                 Exhibit 23.1

                   CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Millennium Pharmaceuticals, Inc. of 7,600,178 shares of its common stock and to the incorporation by reference therein of our report dated February 8, 1999, with respect to the consolidated financial statements of Millennium Pharmaceuticals, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                                       /s/  Ernst & Young LLP
                                                       ----------------------
                                                            Ernst & Young LLP


Boston, Massachusetts
November 3, 1999